UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41781	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall
Suite 640
Minneapolis, MN 55402
(Address of principal executive offices, including zip code)

+1 (651) 240 6001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 15, 2024, Sezzle Inc. (Sezzle or the Company) and Bastion Funding VI LP, in its capacity as administrative agent on behalf of the Secured Parties under the Company’s Revolving Credit and Security Agreement, executed Amendment No. 2 to the Limited Guaranty and Indemnity Agreement. The amendment updates covenants regarding Sezzle’s minimum tangible net worth and the ability of Sezzle to make “restricted payments,” which include dividends to stockholders and repurchases of its shares of common stock. The amendment increases the cap on such restricted payments, permitting restricted payments so long as Sezzle’s trailing twelve months of consolidated net income is positive and the aggregate amount of restricted payments does not exceed the sum of 50% of Sezzle’s consolidated net income between October 14, 2021 and October 15, 2022, and 50% of Sezzle’s monthly consolidated net income after such time (or 100% of the monthly net losses after such time).

The foregoing description of the amendment is a summary only, and is qualified in its entirety by reference to the amendment, a copy of which will be filed as an exhibit to Sezzle’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: October 18, 2024	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer